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                                                                   EXHIBIT 25

                                    FORM T-1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                  ------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2)______

                                  ------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

               New York                                     13-3818954
    (Jurisdiction of incorporation                       (I.R.S. employer
     if not a U.S. national bank)                       identification No.)


         114 West 47th Street                               10036-1532
             New York, NY                                   (Zip Code)
        (Address of principal
          executive offices)

                                  ------------

                             Ralphs Grocery Company
              (Exact name of obligor as specified in its charter)


                Delaware                                    31-1241926
    (State or other jurisdiction of                      (I.R.S. employer
     incorporation or organization)                     identification No.)



      1100 West Artesia Boulevard                              90220
              Compton, CA                                    (Zip Code)
(Address of principal executive offices)

                                  ------------

                       Senior Subordinated Notes due 2005
                      (Title of the indenture securities)


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                                     - 2 -

                                    GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                Federal Reserve Bank of New York (2nd District), New York,
                  New York (Board of Governors of the Federal Reserve System)
                Federal Deposit Insurance Corporation, Washington, D.C.
                New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Ralphs Grocery Company currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1      --      Organization Certificate, as amended, issued by the
                        State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                        Indenture Reform Act of 1990 (Registration No.
                        33-97056).

     T-1.2      --      Included in Exhibit T-1.1.

     T-1.3      --      Included in Exhibit T-1.1.


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                                      -3-

16.  LIST OF EXHIBITS
     (cont'd)

     T-1.4      --      The By-Laws of the United States Trust Company of New
                        York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6      --      The consent of the trustee required by Section 321(b)
                        of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7      --      A copy of the latest report of condition of the trustee
                        pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of June 23, 1997, the trustee has 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                  -----------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of June, 1997.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee



By:  /s/ CHRISTINE C. COLLINS
    --------------------------
    Christine C. Collins
    Assistant Vice President
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                                                                  EXHIBIT T-1.6



       The consent of the trustees required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
        OF NEW YORK


By:  /s/ GERARD F. GANEY
   --------------------------------
         Gerard F. Ganey
         Senior Vice President



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                         U.S. TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                 $   59,856
Short-Term Investments                                     213,333
Securities, Available For Sale                             968,413
Loans                                                    1,370,272
Less: Allowance for Credit Losses                           13,614
                                                        ----------
  Net Loans                                              1,356,658

Premises and Equipment                                      61,183
Other Assets                                               125,938
                                                        ----------
    Total Assets                                        $2,785,381
                                                        ==========

LIABILITIES
Deposits:
  Non-Interest Bearing                                  $  480,539
  Interest Bearing                                       1,738,130
                                                        ----------
    Total Deposits                                       2,218,669
Short-Term Credit Facilities                               271,567
Accounts Payable and Accrued Liabilities                   131,642
                                                        ----------
    Total Liabilities                                    2,621,878
                                                        ----------

STOCKHOLDER'S EQUITY
Common Stock                                                14,995
Capital Surplus                                             49,541
Retained Earnings                                          101,577
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                          (2,610)
                                                        ----------
Total Stockholder's Equity                                 163,503
                                                        ----------
  Total Liabilities and
    Stockholder's Equity                                $2,785,381
                                                        ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.



/s/  RICHARD E. BRINKMANN
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Signature Of Officer

        6/22/97
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Date